Exhibit 99.2
AMD Reports 2016 Second Quarter Results – CFO Commentary
July 21, 2016

Reconciliation for all non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is included below and in our financial tables that accompany our earnings press release available at quarterlyearnings.amd.com.

Q2 2016 Results

•	Revenue of $1,027 million, up 23% sequentially and 9% year-over-year.

•	Gross margin of 31%, down 1 percentage point sequentially.

•	Operating loss of $8 million, compared to an operating loss of $68 million in Q1 2016 and non-GAAP operating income of $3 million, compared to non-GAAP operating loss of $55 million in Q1 2016.

•
Net income of $69 million, earnings per share of $0.08, compared to a net loss of $109 million, loss per share of $0.14 in Q1 2016 and non-GAAP net loss of $40 million, loss per share of $0.05, compared to non-GAAP net loss of $96 million, loss per share of $0.12 in Q1 2016.

•
Received $351 million in net cash proceeds from the assembly, test, mark and pack (ATMP) joint venture (JV) transaction with Nantong Fujitsu Microelectronics Co., Ltd. (NFME) of which approximately $31 million is expected to be paid in taxes and expenses over the coming quarters.

Q2 2016 Commentary
Based on a 13-week quarter, revenue was $1,027 million, up 23% sequentially. Computing and Graphics segment revenue was down 5% from Q1 2016, primarily due to decreased sales of client desktop processors and chipsets. Enterprise, Embedded and Semi-Custom segment revenue was up 59% sequentially, primarily due to a higher semi-custom SoC sales.

Non-GAAP gross margin was 31%, down 1 percentage point sequentially, due primarily to higher mix of semi-custom SoC sales.

Operating expenses were $353 million and non-GAAP operating expenses were $342 million or 33% of revenue, up $10 million from the prior quarter’s non-GAAP operating expenses.

AMD Q2-16 CFO Commentary	Page 1	July 21, 2016

•	R&D expenses were $243 million, non-GAAP R&D was $233 million or 23% of revenue.

•	SG&A expenses were $117 million, non-GAAP SG&A was $109 million or 11% of revenue.
To derive non-GAAP operating expenses, we exclude the impact of stock-based compensation and restructuring and other special charges, net.

Operating expenses:

	Q2-16	Q1-16	Q2-15
GAAP	$353M	$344M	$369M
Non-GAAP	$342M	$332M	$353M

Restructuring and other special charges, net was a credit of $7 million primarily facilities related, compared to a $3 million net credit in the prior quarter.

Non-GAAP operating income was $3 million, compared to a non-GAAP operating loss of $55 million in Q1 2016. This is the first quarter in the past six quarters that AMD had non-GAAP operating profitability.
To derive non-GAAP operating income (loss), we exclude the impact of stock-based compensation and restructuring and other special charges, net.

Non-GAAP net loss was $40 million compared to a non-GAAP net loss of $96 million in Q1 2016.
To derive non-GAAP net loss, we exclude the impact of stock-based compensation, restructuring and other special charges, net, gain and related taxes on sale of 85% of ATMP JV and equity income (loss) of ATMP JV.

Depreciation and amortization, excluding amortization of acquired intangible assets, was $33 million, flat from the prior quarter.

Interest expense was $41 million, compared to $40 million in the prior quarter.

Other income was $150 million due to a pre-tax gain from the ATMP JV transaction.

AMD Q2-16 CFO Commentary	Page 2	July 21, 2016

Recorded an equity loss of ATMP JV of $3 million, a new line item on the P&L in Q2 2016.

Taxes were $29 million, compared to $1 million in the prior quarter, $27 million of which related to the close of the ATMP JV transaction.

GAAP net earnings per share was $0.08, calculated using 821 million diluted shares. Non-GAAP net loss per share was $0.05, calculated using 794 million basic shares.

Adjusted EBITDA was $36 million, compared to negative $22 million in the prior quarter.

Q2 2016 Segment Results
Computing and Graphics segment revenue was $435 million, down 5% sequentially, primarily due to decreased sales of client desktop processors and chipsets up 15% year-over-year largely driven by higher client notebook processor and graphics sales.

•	Notebook processor sales increased sequentially.

•	Client average selling price (ASP) increased sequentially driven by higher desktop processor ASP and decreased year-over-year primarily driven by lower notebook processor ASP.

•	GPU ASP remained flat sequentially and decreased year-over year. The year-over-year decrease was primarily driven by lower desktop GPU ASP.

Computing and Graphics operating loss was $81 million, compared to an operating loss of $70 million in Q1 2016, primarily due to lower revenue.

Enterprise, Embedded and Semi-Custom segment revenue was $592 million, up 59% compared to the prior quarter and 5% year-over-year, driven by higher sales of our semi-custom SoCs.

Enterprise, Embedded and Semi-Custom operating income was $84 million, up from $16 million in the prior quarter, primarily due to higher revenue and a $26 million IP licensing gain compared to a $7 million IP licensing gain in Q1 2016.

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GLOBALFOUNDRIES Wafer Supply Agreement (WSA)
Q2 2016 total wafer purchases from GLOBALFOUNDRIES were $75 million and year to date we have purchased $259 million of wafer purchases of which $181 million related to the 2015 WSA amendment.

Balance Sheet
Cash and cash equivalents were $957 million at the end of Q2 2016, compared to $716 million at the end of the prior quarter, primarily driven by $351 million net cash proceeds received from the ATMP JV transaction of which approximately $31 million is expected to be paid in taxes and expenses over the coming quarters. This was partially offset by ongoing working capital needs in the quarter.

Cash and cash equivalents at the end of the following quarters were:

Q2-16	Q1-16	Q4-15	Q3-15	Q2-15
$957M	$716M	$785M	$755M	$829M
Inventory was $743 million exiting the quarter, compared to $675 million at the end of Q1 2016 in support of stronger expected semi-custom sales in the 2H 2016 as well as the build of new FinFET products.

Payable to GLOBALFOUNDRIES line item on the Balance Sheet of $94 million includes amounts due to GLOBALFOUNDRIES for wafer purchases.

Payable to ATMP JV line item on the Balance Sheet of $150 million includes amounts due to the JV for ATMP related services.

Total debt at the end of the quarter was $2.24 billion, flat from the end of the prior quarter. As of the end of the quarter, the total borrowing against our secured revolving line of credit was $226 million.

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Total Debt

(Millions)	Q2-16	Q1-16
6.75% Senior Notes due 2019	$600	$600
6.75% Senior Notes due 2019—Interest Rate Swap	10	4
7.75% Senior Notes due 2020	450	450
7.50% Senior Notes due 2022	475	475
7.00% Senior Notes due 2024	500	500
Borrowings from secured revolving line of credit, net	226	230
Total Debt (principal amount)	2,261	2,259
Unamortized Financing Costs*	(23)	(23)
Total Debt	$2,238	$2,236
*AMD retrospectively adopted FASB ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs in Q116 and reclassified the financing costs from long term assets to long term debt.

Non-GAAP free cash flow was negative $106 million, compared to a negative $68 million in Q1 2016, primarily due to inventory build in support of stronger 2H 2016. Net cash used by operating activities was $85 million and capital expenditure was $21 million.

Assembly, Test, Mark and Pack (ATMP) Manufacturing Facilities Joint Venture (JV)

•	On April 29, 2016, AMD completed the sale of 85% of the equity interests in AMD Technologies (China) Co., Ltd. and Advanced Micro Devices Export Sdn. Bhd.

•	NFME (Nantong Fujitsu Microelectronics Co., Ltd.) owns 85% of the equity interests in each JV, while AMD owns the remaining 15%.

•	AMD received $351 million in net cash proceeds from the transaction in Q2 2016 of which approximately $31 million is expected to be paid in taxes and expenses over coming quarters.

•	AMD recognized a pre-tax gain of $150 million in Q2 2016 and recorded $27 million of taxes related to the transaction.

•	AMD recorded $3 million of equity losses related to the ATMP JV in Q2 2016.

•	The JV provides ATMP services to AMD.

Outlook
The following statements concerning AMD are forward-looking and actual results could differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the “Risk Factors” section in AMD’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2016.

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For Q3 2016, based on a 13 week quarter, we expect:

•	Revenue to increase 18% sequentially, +/- 3%, primarily driven by our semi-custom and graphics products, including new semi-custom business,

•	Gross margin to be approximately 31%,

•	Non-GAAP operating expenses to be approximately $350 million due to an increase in R&D investments,

•	IP monetization licensing gain of approximately $22 million,

•	Maintain non-GAAP operating profitability,

•	Interest expense, taxes and other to be approximately $45 million,

•	Cash and cash equivalents balances to be approximately flat quarter over quarter,

•	Inventory to be approximately $700 million.

Our fiscal year 2016 is based on 53 weeks and we will take the extra week in our fiscal fourth quarter.

For the full year 2016, we expect:

•	Revenue to grow low single digit percentage year-over-year,

•	IP monetization gain of approximately $75 million, with $33 million already recognized in 1H 2016,

•	Non-GAAP operating expenses to be approximately between $330 million and $350 million per quarter, as we continue to invest in leadership products,

•	Achieve non-GAAP operating profitability in 2H 2016,

•	Interest expense, taxes and other to be approximately $45 million per quarter in 2H 2016,

•	Cash and cash equivalents balances to be in the optimal zone of $600 million to $1 billion,

•	Capital expenditures of approximately $80 million,

•	Inventory to be down year-over-year,

•	To generate positive free cash flow in 2016.

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AMD Q2-16 CFO Commentary	Page 6	July 21, 2016

For more information, contact:
Investor Contact:
Ruth Cotter
408-749-3887
ruth.cotter@amd.com

Media Contact:
Drew Prairie
512-602-4425
drew.prairie@amd.com

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AMD Q2-16 CFO Commentary	Page 7	July 21, 2016

Non-GAAP Measures
To supplement the financial results of Advanced Micro Devices, Inc. (“AMD” or the “Company”) presented on a U.S. GAAP (“GAAP”) basis, this commentary contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP research and development and marketing, general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow. These non-GAAP financial measures reflect certain adjustments, and the Company has presented a reconciliation of GAAP to non-GAAP financial measures in the tables below.
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and restructuring and other special charges, net. In addition, the Company excluded a technology node transition charge for the three and six months ended June 27, 2015 and amortization of acquired intangible assets for the six months ended June 27, 2015. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
The Company also presents non-GAAP free cash flow in this commentary as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities less capital expenditures. The Company calculates and communicates non-GAAP free cash flow because the Company’s management believes it is important to investors to understand the nature of this cash flow. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

AMD Q2-16 CFO Commentary	Page 8	July 21, 2016

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q2-16	Q1-16	Q2-15
GAAP Gross Margin	$319	$269	$232
GAAP Gross Margin %	31%	32%	25%
Technology node transition charge	—	—	33
Stock-based compensation	—	1	1
Non-GAAP Gross Margin	$319	$270	$266
Non-GAAP Gross Margin %	31%	32%	28%

Reconciliation of GAAP to Non-GAAP Operating Expenses

(Millions)	Q2-16	Q1-16	Q2-15
GAAP operating expenses	$353	$344	$369
Restructuring and other special charges, net	(7)	(3)	—
Stock-based compensation	18	15	16
Non-GAAP operating expenses	$342	$332	$353

Reconciliation of GAAP to Non-GAAP Research and Development (R&D) and Marketing, General and Administrative Expenses (SG&A)

(Millions)		Q2-16			Q1-16			Q2-15
	R&D	SG&A	Total	R&D	SG&A	Total	R&D	SG&A	Total
GAAP R&D & SG&A	$243	$117	$360	$242	$105	$347	$235	$134	$369
Stock-based compensation	10	8	18	9	6	15	10	6	16
Non-GAAP R&D & SG&A	$233	$109	$342	$233	$99	$332	$225	$128	$353
Reconciliation of GAAP Operating loss to Non-GAAP Operating Income (loss)

(Millions)	Q2-16	Q1-16	Q2-15
GAAP operating loss	$(8)	$(68)	$(137)
Technology node transition charge	—	—	33
Restructuring and other special charges, net	(7)	(3)	—
Stock-based compensation	18	16	17
Non-GAAP operating income (loss)	$3	$(55)	$(87)

AMD Q2-16 CFO Commentary	Page 9	July 21, 2016

Reconciliation of GAAP Net Income (Loss)/Income (Loss) per Share to Non-GAAP Net Loss/Loss per Share

(Millions except per share amounts)	Q2-16		Q1-16		Q2-15
GAAP net income (loss) /income (loss) per share	$69	$0.08	$(109)	$(0.14)	$(181)	$(0.23)
Technology node transition charge	—	—	—	—	33	0.04
Restructuring and other special charges, net	(7)	(0.01)	(3)	—	—	—
Stock-based compensation	18	0.02	16	0.02	17	0.02
Gain on sale of 85% of ATMP JV	(150)	(0.19)	—	—	—	—
Equity in income (loss) of ATMP JV	3	—	—	—	—	—
Tax provision related to sale of 85% of ATMP JV	27	0.03	—	—	—	—
Non-GAAP net loss/loss per share	$(40)	$(0.05)	$(96)	$(0.12)	$(131)	$(0.17)

Reconciliation of GAAP Operating Loss to Adjusted EBITDA

	Q2-16	Q1-16	Q2-15
GAAP operating loss	$(8)	$(68)	$(137)
Technology node transition charge	—	—	33
Restructuring and other special charges, net	(7)	(3)	—
Stock-based compensation	18	16	17
Depreciation and amortization	33	33	45
Adjusted EBITDA	$36	$(22)	$(42)

Reconciliation of Non-GAAP free Cash Flow

	Q2-16	Q1-16	Q2-15
GAAP net cash used in operating activities	$(85)	$(42)	$(57)
Purchases of property, plant and equipment	(21)	(26)	(17)
Non-GAAP free cash flow	$(106)	$(68)	$(74)

Cautionary Statement
This commentary contains forward-looking statements concerning Advanced Micro Devices, Inc. (“AMD or the “Company”), including its financial outlook for the third quarter of 2016 and fiscal 2016, including revenue, gross margin, non-GAAP operating expenses, the total of IP monetization licensing gain, the total of interest expense, taxes and other expense, inventory, capital expenditures, its optimal cash and cash equivalents balances, the taxes and expenses expected to be paid over the coming quarters in connection with the net cash proceeds received in connection with the ATMP JV transaction, AMD’s ability to maintain non-GAAP operating profitability in the second half of 2016 and AMD’s ability to generate positive free cash flow from operations in 2016, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements are commonly identified by forward-looking terminology including, “would,” “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “projects,” “plans,” “pro forma,” “estimates,” “anticipates,” or the negative of these words and phrases, other variations of these words or phrases or comparable terminology. Investors are cautioned that the forward looking statements in this commentary are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel

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Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD’s ability to compete effectively; AMD relies on GF to manufacture all of its microprocessor and APU products and a certain portion of its GPU products, with limited exceptions. If GF is not able to satisfy AMD’s manufacturing requirements, AMD’s business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD’s business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD’s products could negatively impact its financial results; the success of AMD’s business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; the loss of a significant customer may have a material adverse effect on AMD; global economic uncertainty may adversely impact AMD’s business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD’s notes and the secured line of credit (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect its ability to operate its business; the completion and impact of its 2015 restructuring plan, AMD’s transformation initiatives and any future restructuring actions could adversely affect it; the markets in which AMD’s products are sold are highly competitive; uncertainties involving the ordering and shipment of AMD’s products could materially adversely affect it; AMD’s receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD’s products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD’s products or a market decline in any of these industries could have a material adverse effect on its results of operations; AMD’s ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components to support its business; if AMD loses Microsoft Corporation’s support for its products or other software vendors do not design and develop software to run on AMD’s products, its ability to sell its products could be materially adversely affected; AMD’s reliance on third-party distributors and AIB partners subjects it to certain risks; AMD’s inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect its business in the future; acquisitions, divestitures and/or joint ventures could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of, its common stock; AMD’s business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt its business, processes and internal controls; data breaches and cyber-attacks could compromise AMD’s intellectual property or other sensitive information, be costly to remediate and cause significant damage to its business and reputation; AMD’s operating results are subject to quarterly and seasonal sales patterns; if essential equipment, materials or manufacturing processes are not available to manufacture its products, AMD could be materially adversely affected; if AMD’s products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, its business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; AMD may incur future impairments of goodwill; AMD’s worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD’s products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD’s inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, it may lose a competitive advantage and incur significant expenses; AMD is a party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit it from selling its products; AMD’s business is subject to potential tax liabilities; and a variety of environmental laws that AMD is subject to could result in additional costs and liabilities. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2016.

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